UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2016

Intersect ENT, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36545	20-0280837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Intersect ENT, Inc.

1555 Adams Drive

Menlo Park, California 94025

(Address of principal executive offices, including zip code)

(650) 641-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On January 11, 2016, Intersect ENT, Inc. (the “Company”) issued a press release announcing its preliminary expectations of revenue for the fourth quarter of 2015 and the year ended December 31, 2015 as well as financial guidance for the year ending December 31, 2016 (the “Preliminary Financial Results”). A copy of the Company press release is furnished and attached as Exhibit 99.1.

Members of the Company’s management team expect to present the Company’s Preliminary Financial Results (the “Presentation”) to investors and analysts and to meet with investors and analysts at the J.P. Morgan Annual Healthcare Conference on January 12, 2016 to discuss the Presentation. A copy of the Presentation is furnished and attached as Exhibit 99.2.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 of this Current Report on Form 8-K are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (Exchange Act), or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (Securities Act). The information in this Item 7.01 and Exhibits 99.1 and 99.2 shall not be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release entitled “Intersect ENT Reports Preliminary Q4 and Year 2015 Revenue” dated January 11, 2016.

99.2	Company Presentation dated January 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intersect ENT, Inc.

Dated: January 11, 2016

	By:	/s/ Jeryl L. Hilleman
Jeryl L. Hilleman
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release entitled “Intersect ENT Reports Preliminary Q4 and Year 2015 Revenue” dated January 11, 2016.

99.2	Company Presentation dated January 2016.